EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                                        State or Other
                                                                        Jurisdiction of           Percentage
                                                                        Incorporation            Ownership
                                                                       ----------------          ----------
Parent
------
1st State Bancorp, Inc.                                                Virginia                     N/A

Subsidiary  (1)
----------

1st State Bank                                                         North Carolina                 100%

Subsidiaries of 1st State Bank (1)
------------------------------

First Capital Services Company, LLC                                    North Carolina                 100%

__________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.